Exhibit 4(ar)

NEXTERA ENERGY CAPITAL HOLDINGS, INC.

NEXTERA ENERGY, INC.

OFFICER’S CERTIFICATE

Creating the              Junior Subordinated Debentures due

                    ,                      of NextEra Energy Capital Holdings, Inc. (the “Company”), and                     ,                      of NextEra Energy, Inc. (the “Guarantor”), pursuant to the authority granted in the accompanying Board Resolutions (all capitalized terms used herein which are not defined herein or in Exhibit A hereto, but which are defined in the Indenture referred to below, shall have the meanings specified in the Indenture), and pursuant to Sections [201] and [301] of the Indenture, do hereby certify to The Bank of New York Mellon (the “Trustee”), as Trustee under the Indenture (For Unsecured Subordinated Debt Securities) dated [as of September 1, 2006 among the Company, the Guarantor and the Trustee, as amended][dated as of             ,          among the Company, the Guarantor and the Trustee] (the “Indenture”), that:

1.	The securities to be issued under the Indenture in accordance with this certificate shall be designated “ Junior Subordinated Debentures due ” (referred to herein as the “Debentures of the Series”) and shall be issued in substantially the form set forth in Exhibit A hereto.

2.	The Debentures of the Series shall be issued by the Company in the initial aggregate principal amount of $ . Additional Debentures of the Series, without limitation as to amount, having substantially the same terms as the Outstanding Debentures of the Series (except for the issue date of the additional Debentures of the Series and, if applicable, the initial Interest Payment Date, as defined below) may also be issued by the Company pursuant to the Indenture without the consent of the Holders of the then-Outstanding Debentures of the Series. Any such additional Debentures of the Series as may be issued pursuant to the Indenture from time to time shall be part of the same series as the then-Outstanding Debentures of the Series.

3.	The Debentures of the Series shall mature and the principal shall be due and payable, together with all accrued and unpaid interest thereon, on the Stated Maturity Date. The “Stated Maturity Date” means , .

4.	The Debentures of the Series will bear interest at the rate of % per annum, and will bear interest on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest, at a rate equal to the interest rate borne by the Debentures of the Series (“Additional Interest”), compounded quarterly, payable [(subject to the provisions contained in paragraph 9 below)] [quarterly][semi-annually] in arrears on the day of [,][and] [, and ] of each year (each, an “Interest Payment Date”), commencing on , to the Persons in whose names the Debentures of the Series are registered, subject to certain exceptions, at the close of business on the Regular Record Date next preceding such Interest Payment Date.

The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months (and for any period shorter than a full [quarterly][semi-annual] period, on the basis of the actual number of days elapsed during such period using 30-day calendar months). If an Interest Payment Date, a Redemption Date or the Stated Maturity Date of the Debentures of the          Series falls on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Interest Payment Date, the Redemption Date or the Stated Maturity Date, as applicable.

5.	Registration of the Debentures of the Series, and registration of transfers and exchanges in respect of the Debentures of the Series, may be effectuated at the office or agency of the Company in New York City, New York. Notices and demands to or upon the Company in respect of the Debentures of the Series may be served at the office or agency of the Company in New York City, New York. The Corporate Trust Office of the Trustee will initially be the agency of the Company for such payment, registration, registration of transfers and exchanges and service of notices and demands, and the Company hereby appoints the Trustee as its agent for all such purposes; provided, however, that the Company reserves the right to change, by one or more Officer’s Certificates, any such office or agency and such agent. The Trustee will initially be the Security Registrar and the Paying Agent for the Debentures of the Series.

6.	[The Debentures of the Series will be redeemable at the option of the Company prior to the Stated Maturity Date as provided in the form thereof set forth in Exhibit A hereto.][The Debentures of the Series will not be redeemable at the option of the Company prior to the Stated Maturity Date.]

7.	So long as Debentures of the Series are held by a securities depository in book-entry form, the Regular Record Date for the interest payable on any given Interest Payment Date with respect to the Debentures of the Series shall be the close of business on the Business Day immediately preceding such Interest Payment Date; provided, however, that if any of the Debentures of the Series are not held by a securities depository in book-entry form, the Regular Record Date will be the close of business on the fifteenth (15th) calendar day next preceding such Interest Payment Date.

8.	So long as any Debentures of the Series are Outstanding, the failure of the Company to pay interest, including Additional Interest, if any, on any Debentures of the Series within thirty (30) days after the same becomes due and payable (whether or not payment is prohibited by the subordination provisions of Article Fourteen and Article Fifteen of the Indenture) shall constitute an Event of Default; provided, however, that a valid deferral of the interest payments by the Company as contemplated in Section [312] of the Indenture [and paragraph 9 of this certificate] shall not constitute a failure to pay interest for this purpose.

9.	[Provisions for deferral of the interest payments, if any, will be inserted here.]

10.	If the Company shall make any deposit of money and/or Eligible Obligations with respect to any Debentures of the Series, or any portion of the principal amount thereof, as contemplated by Section [701] of the Indenture, the Company shall not deliver an Officer’s Certificate described in clause [(z)] in the first paragraph of said Section [701] unless the Company shall also deliver to the Trustee, together with such Officer’s Certificate, either:

(A) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of the Debentures of the          Series, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of said Section [701]), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Debentures of the          Series or portions thereof, all in accordance with and subject to the provisions of said Section [701]; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof; or

(B) an Opinion of Counsel to the effect that, as a result of (i) the receipt by the Company from, or the publication by, the Internal Revenue Service of a ruling or (ii) a change in law occurring after the date of this certificate, the Holders of such Debentures of the          Series, or the applicable portion of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effectuated.

11.	The Debentures of the Series will be initially issued in global form registered in the name of Cede & Co. (as nominee for The Depository Trust Company). The Debentures of the Series in global form shall bear the depository legend in substantially the form set forth in Exhibit A hereto. The Debentures of the Series in global form will contain restrictions on transfer, substantially as described in the form set forth in Exhibit A hereto.

12.	No service charge shall be made for the registration of transfer or exchange of the Debentures of the Series; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with such exchange or transfer.

13.	The Company reserves the right to require legends on Debentures of the Series as it may determine are necessary to ensure compliance with the securities laws of the United States and the states therein and any other applicable laws.

14.	[The Company has previously reserved the right, without any consent, vote or other action by Holders of the Debentures of the Series, or of any other series of Securities issued after October 1, 2006, to amend the Indenture as follows:

To amend clause (6) of the second paragraph of Section 608 of the Indenture to read as follows:

“(6) payments under any preferred trust securities, subordinated debentures or junior subordinated debentures, or any guarantee thereof, executed and delivered by the Guarantor, the Company or any of their majority-owned subsidiaries, in each case that rank equal in right of payment to the series of Securities with respect to which the Company has elected to defer the payment of interest, or the related guarantee (as the case may be), so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities and guarantees is then entitled if paid in full;”]1

[1]	To be inserted in the Officer’s Certificates pursuant to the Indenture, dated as of September 1, 2006, between the Company and The Bank of New York Mellon, as trustee.

15.	[Notwithstanding the provisions of Section 802 of the Indenture, the principal of and accrued interest on the Debentures of the Series shall not be declared immediately due and payable by reason of the occurrence and continuation of an Event of Default specified in Section 801(c) of the Indenture applicable to the Debentures of the Series, and any notice of declaration of acceleration based on such Event of Default shall be null and void with respect to the Debentures of the Series. The Debentures of the Series will not be considered Outstanding for the purpose of determining whether the required vote described in Section 802 of the Indenture has been obtained for the declaration of acceleration by reason of the occurrence and continuation of an Event of Default specified in Section 801(c) of the Indenture applicable to the Debentures of the Series.][2]

16.	Each of the Company and the Guarantor agrees, and by acceptance of the Debentures of the Series, each Holder will be deemed to have agreed, to treat the Debentures of the Series as indebtedness for United States federal tax purposes.

17.	The Debentures of the Series shall have such other terms and provisions as are provided in the form set forth in Exhibit A hereto.

18.	The undersigned has read all of the covenants and conditions contained in the Indenture relating to the issuance of the Debentures of the Series and the definitions in the Indenture relating thereto and in respect of which this certificate is made.

19.	The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein.

20.	In the opinion of the undersigned, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenants and conditions have been complied with.

21.	In the opinion of the undersigned, such conditions and covenants and conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent), to the authentication and delivery of the Debentures of the Series requested in the accompanying Company Order No. and Guarantor Order No. , have been complied with.

[2]	To be inserted in the Officer’s Certificates pursuant to the Indenture, dated as of September 1, 2006, between the Company and The Bank of New York Mellon, as trustee.

IN WITNESS WHEREOF, I have executed this Officer’s Certificate on behalf of the Company this      day of                   in New York, New York.

, NextEra Energy Capital Holdings, Inc.

IN WITNESS WHEREOF, I have executed this Officer’s Certificate on behalf of the Guarantor this      day of                   in New York, New York.

, NextEra Energy, Inc.

Exhibit A

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a limited purpose company organized under the New York Banking Law (“DTC”), to NextEra Energy Capital Holdings, Inc. or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

No.	CUSIP No.

[FORM OF FACE OF JUNIOR SUBORDINATED DEBENTURE]

NEXTERA ENERGY CAPITAL HOLDINGS, INC.

            JUNIOR SUBORDINATED DEBENTURES DUE             ,

NEXTERA ENERGY CAPITAL HOLDINGS, INC., a corporation duly organized and existing under the laws of the State of Florida (herein referred to as the “Company”, which term includes any successor Person under the Indenture (as defined below)), for value received, hereby promises to pay to                    , or registered assigns, the principal sum of          Dollars on             ,          (the “Stated Maturity Date”). The Company further promises (subject to deferral as set forth herein) to pay interest on the principal sum of this             Junior Subordinated Debenture due             ,          (this “Security”) to the registered Holder hereof at the rate of     % per annum, in like coin or currency, [quarterly][semi-annually] in arrears on the          day of              [,][and]              [,              and             ] of each year (each an “Interest Payment Date”) until the principal hereof is paid or duly provided for, such interest payments to commence on             ,         . Each interest payment shall include interest accrued from the most-recently preceding Interest Payment Date to which interest has either been paid or duly provided for (except that (i) the interest payment which is due on             ,          shall include interest that has accrued from             ,         , and (ii) if this Security is authenticated during the period that (A) follows any particular Regular Record Date (as defined below) but (B) precedes the next occurring Interest Payment Date, then the registered Holder hereof shall not be entitled to receive any interest payment on such next occurring Interest Payment Date). The Company also promises to pay Additional Interest (as defined in the Officer’s Certificate) to the registered Holder of this Security, to the extent payment of such Additional Interest is enforceable under applicable law, on any interest payment that is not made on the applicable Interest Payment Date, which Additional Interest shall accrue at a rate equal to the interest rate borne by this Security, compounded quarterly. No interest will accrue on the Securities of this series with respect to the day on which the Securities of this series mature. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect as if made on the Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse of this Security (the “Indenture”), be payable to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the “Regular Record Date” for such interest installment which shall be the close of business on the Business Day immediately preceding such Interest Payment Date so long as the Securities of this series are held by a securities depository in book-entry form; provided that if the Securities of this series are not held by a securities depository in book-entry form, the Regular Record Date will be the close of business on the fifteenth (15th) calendar day next preceding such Interest Payment Date; and provided further that interest payable on the Stated Maturity Date or any Redemption Date will be paid to the same Person to whom the associated principal is to be paid. Any such interest not punctually paid or duly provided for will forthwith cease to be payable to the Person who is the Holder of this Security on such Regular Record Date and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice of which shall be given to Holders of Securities of this series not less than ten (10) days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York City, the State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest on this Security may be paid by check mailed to the address of the Person entitled thereto, as such address shall appear on the Security Register or by a wire transfer to an account designated by the Person entitled thereto. The amount of interest payable on this Security will be computed on the basis of a 360-day year of twelve 30-day months (and for any period shorter than a full [quarterly][semi-annual] period, on the basis of the actual number of days elapsed during such period using 30-day calendar months).

Reference is hereby made to the further provisions of this Security set forth on the reverse of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place. (All capitalized terms used in this Security which are not defined herein, including the reverse of this Security, but which are defined in the Indenture or in the Officer’s Certificate shall have the meanings specified in the Indenture or in the Officer’s Certificate.)

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse of this Security by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed in New York, New York.

NEXTERA ENERGY CAPITAL HOLDINGS, INC.

By:

[FORM OF CERTIFICATE OF AUTHENTICATION]

CERTIFICATE OF AUTHENTICATION

Dated:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

[FORM OF GUARANTEE]

NEXTERA ENERGY, INC., a corporation organized under the laws of the State of Florida (the “Guarantor”, which term includes any successor under the Indenture (the “Indenture”) referred to in the Security upon which this Guarantee is endorsed), for value received, hereby unconditionally and irrevocably guarantees to the Holder of the Security upon which this Guarantee is endorsed, the due and punctual payment of the principal of, and premium, if any, and interest, including Additional Interest, if any, on such Security when and as the same shall become due and payable, whether on the Stated Maturity Date, by declaration of acceleration, call for redemption, or otherwise, in accordance with the terms of such Security and of the Indenture regardless of any defense, right of set-off or counterclaim that the Guarantor may have (except the defense of payment). In case of the failure of the Company punctually to make any such payment, the Guarantor hereby agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether on the Stated Maturity Date or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company. The Guarantor’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holder of the Security or to a Paying Agent, or by causing the Company to pay such amount to such Holder or a Paying Agent.

The Guarantor hereby agrees that its payment obligations hereunder shall be absolute and unconditional irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or the Indenture, any failure to enforce the provisions of such Security or the Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto (except that the Guarantor will have the benefit of any waiver, modification or indulgence granted to the Company in accordance with the Indenture), by the Holder of such Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; provided, however, that notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of such Security, or increase the interest rate thereon (including Additional Interest, if any), or change any redemption provisions thereof (including any change to increase any premium payable upon redemption thereof) or change the Stated Maturity Date thereof.

The Guarantor hereby waives the benefits of diligence, presentment, demand for payment, any requirement that the Trustee or the Holder of such Security exhaust any right or take any action against the Company or any other Person, the filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged in respect of such Security except by complete performance of the payment obligations contained in such Security and in this Guarantee. This Guarantee shall constitute a guaranty of payment and not of collection. The Guarantor hereby agrees that, in the event of a default in payment of principal, or premium, if any, or interest, if any, on such Security, whether on the Stated Maturity Date, by declaration of acceleration, call for redemption, or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in the Indenture, directly against the Guarantor to enforce this Guarantee without first proceeding against the Company.

The obligations of the Guarantor hereunder with respect to such Security shall be continuing and irrevocable until the date upon which the entire principal of, premium, if any, and interest, including Additional Interest, if any, on such Security has been, or has been deemed pursuant to the provisions of Article Seven of the Indenture to have been, paid in full or otherwise discharged.

The obligations evidenced by this Guarantee are, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Guarantor, and this Guarantee is issued subject to the provisions of the Indenture with respect thereto. Each Holder of a Security upon which this Guarantee is endorsed, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

The Guarantor shall be subrogated to all rights of the Holder of a Security upon which this Guarantee is endorsed against the Company in respect of any amounts paid by the Guarantor on account of such Security pursuant to the provisions of this Guarantee or the Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of, and premium, if any, and interest, if any, on all Securities issued under the Indenture which are then due and payable shall have been paid in full.

This Guarantee shall remain in full force and effect and continue notwithstanding any petition filed by or against the Company for liquidation or reorganization, the Company becoming insolvent or making an assignment for the benefit of creditors or a receiver or trustee being appointed for all or any significant part of the Company’s property and assets, and shall, to the fullest extent permitted by law, continue to be effective or reinstated, as the case may be, if at any time payment of the Security upon which this Guarantee is endorsed, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Holder of such Security, whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made. In the event that any such payment, or any part thereof, is rescinded, reduced, restored or returned on such Security, such Security shall, to the fullest extent permitted by law, be reinstated and deemed paid only by such amount paid and not so rescinded, reduced, restored or returned.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of the Security upon which this Guarantee is endorsed shall have been manually executed by or on behalf of the Trustee under the Indenture.

All terms used in this Guarantee which are defined in the Indenture shall have the meanings assigned to them in such Indenture.

This Guarantee shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law principles thereunder, except to the extent that the law of any other jurisdiction shall be mandatorily applicable.

IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed in New York, New York.

NEXTERA ENERGY, INC.

By:

[FORM OF REVERSE OF             JUNIOR SUBORDINATED DEBENTURE

DUE                     ]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture (For Unsecured Subordinated Debt Securities), dated as of [September 1, 2006][            ,         ] (herein, together with any amendments thereto, called the “Indenture”, which term shall have the meaning assigned to it in such instrument), among the Company, NextEra Energy, Inc. and The Bank of New York Mellon, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer’s Certificate filed with the Trustee on             ,         , creating the series designated on the face hereof (herein called the “Officer’s Certificate”), for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

[Redemption provisions, if any, will be inserted here.]

The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness of the Company, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture, including the Officer’s Certificate described above.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of and interest on the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture[; provided however, that the principal of and interest on the Securities of this series shall not be declared due and payable by reason of the occurrence and continuation of an Event of Default specified in Section 801(c) of the Indenture applicable to the Securities of this series, and any notice of declaration of acceleration based on such Event of Default shall be null and void with respect to the Securities of this series. The Securities of this series will not be considered Outstanding for the purpose of determining whether the required vote described in Section 802 of the Indenture has been obtained for the declaration of acceleration by reason of the occurrence and continuation of an Event of Default specified in Section 801(c) of the Indenture applicable to the Securities of this series.]3

[3]	To be included in the Exhibit A to the Officer’s Certificates pursuant to the Indenture, dated as of September 1, 2006, between the Company and The Bank of New York Mellon, as trustee.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected by such amendment to the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be thus affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by Holders of the specified percentages in principal amount of the Securities of this series shall be conclusive and binding upon all current and future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

[Provisions for deferral of the interest payments, if any, will be inserted here.]

The Securities of this series are issuable only in registered form without coupons in denominations of $         and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

Each of the Company and the Guarantor has agreed, and by acceptance of this Security, the Holder will be deemed to have agreed, to treat this Security as indebtedness for United States federal tax purposes.